EXHIBIT A1

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST
and
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

CERTIFICATE

I, Erik T. Nelson, certify that I am the duly authorized and elected Assistant Secretary of Allianz Variable Insurance Products Fund of Funds Trust and Allianz Variable Insurance Products Trust (together, the “Trusts”), each a statutory trust organized and existing under the laws of the State of Delaware; that the following is a true and accurate copy of certain resolutions adopted by the Boards of Trustees of the Trusts at an in-person meeting held on October 9, 2012; and that such resolutions thereby adopted have not been modified or rescinded and remain in full force and effect as of the date hereof:

RESOLVED, that the officers of the Allianz Variable Insurance Products Trust and the Allianz Variable Insurance Products Fund of Funds Trust be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Trusts, to prepare, execute and cause to be filed with the Securities and Exchange Commission an application, and any amendments thereto, pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), requesting an order of exemption from Rule 12d1-2(a) under the 1940 Act, as is determined by the officers of the Trusts to be necessary or appropriate, to permit those series of the Trusts that invest in other registered open-end management investment companies to invest, to the extent consistent with their investment objectives, policies, strategies and limitations, in financial instruments that may not be “securities” within the meaning of Section 2(a)(36) of the 1940 Act (“Other Investments”); and

FURTHER RESOLVED, that the officers of the Trusts be, and each of them hereby is, authorized, empowered and directed to take all actions and to execute and file all documents necessary to give full effect to the foregoing resolution in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his, her, or their actions thereby or signatures thereon.

I hereby certify that the signature appearing on the attached Application pursuant to Section 6(c) of the Investment Company Act of 1940, as amended, for an Order of Exemption from Rule 12d1-2(a) under the Act, to permit Funds of Funds to invest in Other Investments, is the genuine signature of Brian Muench, the duly elected and qualified President of the Trusts.

IN WITNESS WHEREOF, I have hereunto set my name as of the 15th day of October, 2012.

/s/ Erik T. Nelson
Name:           Erik T. Nelson
Title:           Assistant Secretary

EXHIBIT A2

ALLIANZ INVESTMENT MANAGEMENT LLC

CERTIFICATE

I, Erik T. Nelson, certify that I am the duly authorized and elected Secretary of Allianz Investment Management LLC, a Minnesota corporation; that the following is a true and accurate copy of certain resolutions adopted by the Board of Governors of Allianz Investment Management LLC at an in-person meeting held on October 12, 2012; and that such resolutions thereby adopted have not been modified or rescinded and remain in full force and effect as of the date hereof:

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to prepare, execute and cause to be filed with the Securities and Exchange Commission an application, and any amendments thereto, pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), requesting an order of exemption from Rule 12d1-2(a) under the 1940 Act, as is determined by the officers of the Company to be necessary or appropriate, to permit any series of the registered open-end management investment companies managed or advised by the Company that invest in other registered open-end management investment companies to invest, to the extent consistent with their investment objectives, policies, strategies and limitations, in financial instruments that may not be “securities” within the meaning of Section 2(a)(36) of the 1940 Act (“Other Investments”); and

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed to take all actions and to execute and file all documents necessary to give full effect to the foregoing resolution in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his, her, or their actions thereby or signatures thereon; and

FURTHER RESOLVED, that the execution by any of the officers of any paper or document or the doing by such officers of any act in connection with the foregoing matters shall conclusively establish their authority therefore from this Company and the approval and ratification by this Company of the papers and documents so executed and the action so taken; and

FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by the officers or agents of the Company in connection with the above resolutions be, and each hereby is, ratified and confirmed as the act and deed of the Company.

I hereby certify that the signature appearing on the attached Application pursuant to Section 6(c) of the Investment Company Act of 1940, as amended, for an Order of Exemption from Rule 12d1-2(a) under the Act, to permit Funds of Funds to invest in Other Investments, is the genuine signature of Brian Muench, the duly elected and qualified President of Allianz Investment Management LLC.

IN WITNESS WHEREOF, I have hereunto set my name as of the 15th day of October, 2012.

/s/ Erik T. Nelson
Name:         Erik T. Nelson
Title:           Secretary

EXHIBIT A3

ALLIANZ LIFE FINANCIAL SERVICES, LLC

CERTIFICATE

I, Theodore C. Cadwell, Jr., certify that I am the duly authorized and elected Secretary of Allianz Life Financial Services, LLC, a Minnesota corporation; that the following is a true and accurate copy of certain resolutions adopted by the Board of Governors of Allianz Life Financial Services, LLC pursuant to written action duly adopted effective October 12, 2012; and that such resolutions thereby adopted have not been modified or rescinded and remain in full force and effect as of the date hereof:

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to prepare, execute and cause to be filed with the Securities and Exchange Commission an application, and any amendments thereto, pursuant to Section 6(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), requesting an order of exemption from Rule 12d1-2(a) under the 1940 Act, as is determined by the officers of the Company to be necessary or appropriate, to permit any series of the registered open-end management investment companies, the shares of which are distributed by the Company, that invest in other registered open-end management investment companies to invest, to the extent consistent with their investment objectives, policies, strategies and limitations, in financial instruments that may not be “securities” within the meaning of Section 2(a)(36) of the 1940 Act (“Other Investments”); and

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed to take all actions and to execute and file all documents necessary to give full effect to the foregoing resolution in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his, her, or their actions thereby or signatures thereon; and

FURTHER RESOLVED, that the execution by any of the officers of any paper or document or the doing by such officers of any act in connection with the foregoing matters shall conclusively establish their authority therefore from this Company and the approval and ratification by this Company of the papers and documents so executed and the action so taken; and

FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by the officers or agents of the Company in connection with the above resolutions be, and each hereby is, ratified and confirmed as the act and deed of the Company.

I hereby certify that the signature appearing on the attached Application pursuant to Section 6(c) of the Investment Company Act of 1940, as amended, for an Order of Exemption from Rule 12d1-2(a) under the Act, to permit Funds of Funds to invest in Other Investments, is the genuine signature of Robert DeChellis, the duly elected and qualified President of Allianz Life Financial Services, LLC.

IN WITNESS WHEREOF, I have hereunto set my name as of the 15th day of October, 2012.

/s/ Theodore C. Cadwell, Jr.
Name:         Theodore C. Cadwell, Jr.
Title:           Secretary